EXHIBIT 99.1

RISKS RELATING TO OUR BUSINESS

The Company may be unable to successfully execute its strategy to provide cost-effective solutions to meet the routine electronics needs and distinct electronics wants of its customers.

To achieve its strategy, the Company has undertaken a variety of strategic initiatives. The Company’s failure to successfully execute its strategy or the occurrence of any of the following events could have a material adverse effect on its ability to maintain or grow its same store sales and its business generally:

•	The Company’s inability to keep its extensive store distribution system updated and conveniently located near its target customers;

•	The Company’s employees’ inability to provide solutions, answers, and information related to increasingly complex consumer electronics products; and

•	The Company’s inability to recognize evolving consumer electronics trends and offer products that customers need and want.

Adverse changes in national or regional U.S. economic conditions could negatively affect the Company’s financial results.

Adverse economic changes could have a significant negative impact on U.S. consumer spending, particularly discretionary spending for consumer electronics products, which, in turn, could directly affect the Company’s overall sales. Consumer confidence, recessionary and inflationary trends, equity market levels, consumer credit availability, interest rates, consumers’ disposable income and spending levels, energy prices, job growth and unemployment rates may impact the volume of customer traffic and level of sales in the Company’s locations. Continued negative trends of any of these economic conditions, whether national or regional in nature, could adversely affect the Company’s financial results, including the Company’s net sales and profitability.

The Company’s inability to increase or maintain profitability in both its wireless and non-wireless platforms could adversely affect its results.

A critical component of the Company’s business strategy is to improve its overall profitability. The Company’s ability to increase profitable sales in existing stores may also be affected by:

•	The Company’s success in attracting customers into its stores

•	The Company’s ability to choose the correct mix of products to sell

•	The Company’s ability to keep stores stocked with merchandise customers will purchase

•	The Company’s ability to maintain fully-staffed stores and trained employees

Any reductions or changes in the growth rate of the wireless industry or changes in the dynamics of the wireless communications industry could cause a material adverse effect on the Company’s financial results.

Sales of wireless handsets and the related commissions and residual income constitute approximately one-third of the Company’s total revenue. Consequently, changes in the wireless industry, such as those discussed below, could have a material adverse effect on the Company’s results of operations and financial condition.

Lack of growth in the overall wireless industry tends to have a corresponding effect on the Company’s wireless sales. Because growth in the wireless industry is often driven by the adoption rate of new wireless handset technologies, the absence of these new technologies, or the lack of consumer interest in adopting these new technologies, could lead to slower growth or a decline in wireless industry profitability, as well as in the Company’s overall profitability.

Another change in the wireless industry that could materially and adversely affect the Company’s profitability is wireless industry consolidation. Consolidation in the wireless industry could lead to a concentration of competitive strength, particularly competition from wireless carriers’ retail stores, which could adversely affect the Company’s business as competitive levels increase.

In recent periods, the Company’s results of operations have been adversely affected by a decline in its Sprint Nextel sales due to a weakening of Sprint Nextel wireless business across the market.

The Company’s competition is both intense and varied, and the Company’s failure to effectively compete could adversely affect its financial results.

In the retail consumer electronics marketplace, the level of competition is intense. The Company competes primarily with traditional consumer electronics retail stores as well as big-box retailers, large specialty retailers and discount or warehouse retailers and, to a lesser extent, with alternative channels of distribution such as e-commerce, telephone shopping services and mail order. The Company also competes with wireless carriers’ retail presence, as discussed above. Some of these other competitors are larger than the Company is and have greater market presence and financial and other resources than the Company does, which may provide them with a competitive advantage.

Changes in the amount and degree of promotional intensity or merchandising strategy exerted by the Company’s current competitors and potential new competition could present the Company with difficulties in retaining existing customers and attracting new customers. In addition, pressure from the Company’s competitors could require the Company to reduce prices or increase its costs in one product category or across all the Company’s product categories. As a result of this competition, the Company may experience lower sales, margins or profitability, which could materially adversely affect its financial results.

In addition, some of the Company’s competitors may use strategies such as lower pricing, wider selection of products, larger store size, higher advertising intensity, improved store design, and more efficient sales methods. While the Company attempts to differentiate itself from its competitors by focusing on the electronics specialty retail market, the Company’s business model may not enable it to compete successfully against existing and future competitors.

The Company may not be able to maintain its historical gross margin levels.

Historically, the Company has maintained gross margin levels ranging from 45% to 48%. The Company may not be able to maintain these margin levels in the future due to various factors, including increased sales of lower margin products such as personal electronics products and third-party branded products or declines in average selling prices of key products. If sales of lower margin items continue to increase and replace sales of higher margin items, the Company’s gross margin and overall gross profit levels will be adversely affected.

The Company’s inability to effectively manage its receivable levels, particularly with the Company’s service providers, could adversely affect its financial results.

The Company maintains significant receivable balances from various service providers (i.e. Sprint Nextel, ATT, Sirius and DISH) consisting of commissions, residuals and marketing development funds. Changes in the financial markets or financial condition of these service providers could cause a delay or failure in receiving these funds. Failure to receive these payments could have an adverse affect on the Company’s financial results.

The Company’s inability to effectively manage its inventory levels, particularly excess or inadequate amounts of inventory, could adversely affect the Company’s financial results.

The Company sources inventory both domestically and internationally, and the Company’s inventory levels are subject to a number of factors, some of which are beyond the Company’s control. These factors, including technology advancements, reduced consumer spending and consumer disinterest in the Company’s product offerings, could lead to excess inventory levels. Additionally, the Company may not accurately assess appropriate product life cycles or end-of-life products, leaving the Company with excess inventory. To reduce these inventory levels, the Company may be required to lower its prices, adversely impacting the Company’s financial results.

Alternatively, the Company may have inadequate inventory levels for particular items, including popular selling merchandise, due to factors such as unanticipated high demand for certain products, unavailability of products from its vendors, import delays, labor unrest, untimely deliveries or the disruption of international, national or regional transportation systems. The effect of the occurrence of any of these factors on the Company’s inventory supply could adversely impact the Company’s financial results.

The Company’s inability to attract, retain and grow an effective management team or changes in the cost or availability of a suitable workforce to manage and support the Company’s operating strategies could cause its operating results to suffer.

The Company’s success depends in large part upon its ability to attract, motivate and retain a qualified management team and employees. Qualified individuals needed to fill necessary positions could be in short supply. The inability to recruit and retain such individuals on a continuous basis could result in high employee turnover at the Company’s stores and in its company overall, which could have a material adverse effect on the Company’s business and financial results. Additionally, competition for qualified employees requires the Company to continually assess its compensation structure. Competition for qualified employees has required, and in the future could require, the Company to pay higher wages to attract a sufficient number of qualified employees, resulting in higher labor compensation expense. In addition, mandated changes in the federal minimum wage may adversely affect the Company’s compensation expense.

The Company’s inability to successfully identify and enter into relationships with developers of new technologies or the failure of these new technologies to be adopted by the market could impact the Company’s ability to increase or maintain its sales and profitability. Additionally, the absence of new services or products and product features in the merchandise categories the Company sells could adversely affect its sales and profitability.

The Company’s ability to maintain and increase revenues depends, to a large extent, on the periodic introduction and availability of new products and technologies. If the Company fails to identify these new products and technologies, or if the Company fails to enter into relationships with their developers prior to widespread distribution within the market, the Company’s sales and profitability could be adversely affected. Any new products or technologies the Company identifies may have a limited sales life. For example, in the second quarter of 2008 the Company experienced strong sales in digital-to-analog TV converter boxes. The sales of the converter boxes are a result of the transition of full-power television broadcast signals in the United States to digital only, which is scheduled to take place in the first quarter of 2009. Furthermore, it is possible that new products or technologies will never achieve widespread consumer acceptance, also adversely affecting the Company’s sales and profitability. Finally, the lack of innovative consumer electronics products, features or services that can be effectively featured in the Company’s store model could also impact the Company’s ability to increase or maintain its sales and profitability.

Failure to enter into, maintain and renew profitable relationships with third-parties could adversely affect the Company’s sales and profitability.

The Company’s large selection of third-party branded products and third-party service providers makes up a significant portion of its overall sales. In the aggregate, these relationships have or are expected to have a significant impact on both the Company’s operations and financial strategy. If the Company is unable to create, maintain or renew the its relationships with such third parties on profitable terms or at all, the Company’s sales and its profitability could be adversely impacted.

The occurrence of severe weather events or natural disasters could significantly damage or destroy outlets or prohibit consumers from traveling to the Company’s retail locations, especially during the peak winter holiday shopping season.

If severe weather or a catastrophic natural event, such as a hurricane or earthquake, occurs in a particular region and damages or destroys a significant number of its stores in that area, the Company’s overall sales would be reduced accordingly. In addition, if severe weather, such as heavy snowfall or extreme temperatures, discourages or restricts customers in a particular region from traveling to the Company’s stores, its sales would also be adversely affected. If severe weather occurs during the fourth quarter holiday season, the adverse impact to the Company’s sales and gross profit could be even greater than at other times during the year because the Company generates a significant portion of its sales and gross profit during this period.

The Company has contingent lease obligations related to its discontinued retail operations that, if realized, could materially and adversely affect the Company’s financial results.

The Company has contingent liabilities related to retail leases of locations which were assigned to other businesses. The majority of these contingent liabilities relate to various lease obligations arising from leases assigned to CompUSA, Inc. as part of the sale of the Company’s Computer City, Inc. subsidiary to CompUSA in August 1998. In the event CompUSA or the other assignees, as applicable, are unable to fulfill these obligations, the Company may be responsible for rent due under the leases, which could have a material adverse affect on its financial results. To date, the Company has received a total of seventeen letters from lessors seeking payment from the Company, six of which have resulted in litigation. CompUSA has been acquired by the Gordon Brothers Group, and DJM Realty, a division of Gordon Brothers Group, is currently in discussions with CompUSA’s lessors in an effort to negotiate a satisfactory fulfillment of CompUSA’s legal obligation under these leases. Based on all available information pertaining to the status of these leases, the Company has established an aggregate accrual of $9.0 million relating to these contingent obligations. The Company continuing to monitor this situation and will re-evaluate its accrual as more information becomes available. See Note 6 to the Company’s consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Failure to comply with, or the additional implementation of, restrictions or regulations regarding the products and/or services the Company sells or changes in tax rules and regulations applicable to the Company could adversely affect the Company’s business and its financial results.

The Company is subject to various foreign, federal, state, and local laws and regulations including, but not limited to, the Fair Labor Standards Act and ERISA, each as amended, and regulations promulgated by the Internal Revenue Service, the United States Department of Labor, the Occupational Safety and Health Administration, and the Environmental Protection Agency. Failure to properly adhere to these and other applicable laws and regulations could result in the imposition of penalties or adverse legal judgments and could adversely affect the Company’s business and its financial results. Similarly, the cost of complying with newly-implemented laws and regulations could adversely affect the Company’s business and its financial results.

Risks associated with the vendors from whom the Company’s raw materials and products are sourced could materially adversely affect the Company’s sales and profitability.

The Company utilizes a large number of suppliers located in various parts of the world to obtain raw materials and private label merchandise and other products. If any of the Company’s key vendors fails to supply the Company with products, the Company may not be able to meet the demands of its customers and the Company’s sales and profitability could be adversely affected.

The Company purchases a significant portion of its inventory from manufacturers located in China. Changes in trade regulations (including tariffs on imports) could increase the cost of items the Company purchases. Although the Company’s purchases are denominated in U.S. dollars, the continued strengthening of the Chinese currency against the U.S. dollar could cause the Company’s vendors to increase the prices of items the Company purchases. The occurrence of any of these events could have a material adverse effect on the Company’s financial results.

The Company’s ability to find qualified vendors who meet its standards and supply products in a timely and efficient manner is a significant challenge, especially with respect to goods sourced from outside the United States. Merchandise quality issues, product safety concerns, trade restrictions, difficulties in enforcing intellectual property rights in foreign countries, work stoppages, transportation capacity and costs, tariffs, political or financial instability, foreign currency exchange rates, monetary, tax and fiscal policies, inflation, outbreak of pandemics and other factors relating to foreign trade are beyond the Company’s control. These and other issues affecting the Company’s vendors could materially adversely affect its sales and profitability.

The Company’s business is heavily dependent upon information systems, which could result in higher maintenance costs and business disruption.

The Company’s business is heavily dependent upon information systems given the number of individual transactions the Company processes each year. The Company’s information systems include in-store point-of-sale system that provides information used to track sales performance, inventory replenishment, e-commerce product availability, product margin information and customer information. In addition, the Company is in the process of upgrading its in-store point-of-sale system and related processes. These systems are complex and require integration with each other, with some of the Company’s service providers and with business processes, which may increase the risk of disruption.

The Company’s information systems are also subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches, catastrophic events and usage errors by the Company’s employees. If the Company encounters damage to its systems, difficulty implementing new systems or maintaining and upgrading current systems, then the Company’s business operations could be disrupted, the Company’s sales could decline and the Company’s expenses could increase.

Failure to protect the integrity and security of the Company’s customers’ information could expose the Company to litigation, as well as materially damage the Company’s standing with its customers.

Increasing costs associated with information security, including increased investments in technology, the costs of compliance with consumer protection laws, and costs resulting from consumer fraud could cause the Company’s business and results of operations to suffer materially. Additionally, if a significant compromise in the security of the Company’s customer information, including personal identification data, were to occur, it could have a material adverse effect on the Company’s reputation, business, operating results and financial condition, and could increase the costs the Company incurs to protect against such security breaches.

The Company is subject to other litigation risks and may face liabilities as a result of allegations and negative publicity.

The Company’s operations expose it to litigation risks, such as class action lawsuits involving employees, consumers and shareholders. For example, from time to time putative class actions have been brought against the Company relating to various labor matters. Defending against lawsuits and other proceedings may involve significant expense and divert management’s attention and resources from other matters. In addition, if any lawsuits were brought against the Company and resulted in a finding of substantial legal liability, it could cause significant reputational harm to the Company and otherwise materially adversely affect its business, financial condition or results of operations. See Note 13 to the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2007 and Note 5 to the Company’s consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

Any terrorist activities in the U.S., as well as the international war on terror, could adversely affect the Company’s results of operations.

A terrorist attack or series of attacks on the United States could have a significant adverse impact on the United States’ economy. This downturn in the economy could, in turn, have a material adverse effect on the Company’s results of operations. The potential for future terrorist attacks, the national and international responses to terrorist attacks, and other acts of war or hostility could cause greater uncertainty and cause the economy to suffer in ways that the Company cannot predict.

The Company may be unable to keep existing stores in current locations or open new stores in desirable locations, which could adversely affect its sales and profitability.

The Company may be unable to keep existing stores in current locations or open new stores in desirable locations in the future. The Company competes with other retailers and businesses for suitable locations for its stores. Local land use, local zoning issues, environmental regulations and other regulations may affect the Company’s ability to find suitable locations, and also influence the cost of leasing, building or buying its stores. The Company also may have difficulty negotiating real estate leases and purchase agreements on acceptable terms. Further, to relocate or open new stores successfully, the Company must hire and train employees for the new location. Construction, environmental, zoning and real estate delays may negatively impact store openings and increase costs and capital expenditures. In addition, when the Company opens new stores in markets where the Company already has a presence, its existing locations may experience a decline in sales as a result, and when the Company opens stores in new markets, the Company may encounter difficulties in attracting customers due to a lack of customer familiarity with its brand, the Company’s lack of familiarity with local customer preferences and seasonal differences in the market. The Company cannot be certain that new or relocated stores will produce the anticipated sales or return on investment or that existing stores will not be adversely affected by new or expanded competition in their market areas.

USE OF PROCEEDS

The Company estimates that the net proceeds from its proposed private placement of $300 million aggregate principal amount of the Company’s convertible senior notes due 2013 will be approximately $292.3 million (or approximately $341.1 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting initial purchasers’ discounts and commissions and estimated expenses.

The Company intends to use a portion of the net proceeds of the private placement to pay the net cost of convertible note hedge and warrant transactions that the Company expects to enter into with affiliates of certain of the initial purchasers (representing the cost to the Company of the convertible note hedge transactions, partially offset by the proceeds to the Company of the warrant transactions). The Company also intends to a portion of the net proceeds from the private placement to repurchase shares of the Company’s common stock concurrently with the pricing of the private placement in privately negotiated transactions. The Company expects to use the remaining net proceeds from the private placement for general corporate purposes, including as a source of working capital to replace the Company’s $300.0 million revolving credit facility, which is scheduled to terminate in June 2009.

If the initial purchasers exercise their option to purchase additional notes in full, the Company will use approximately a portion of the net proceeds from the sale of the additional notes to pay the additional net cost in upsizing the convertible note hedge transactions, taking into account additional proceeds to the Company from upsizing the warrant transactions. The Company intends to use the remaining net proceeds from such sale of additional notes for general corporate purposes, including for working capital.